SUB-ITEM 77H:  Changes in Control of Registrant


The control person is an affiliated registered investment company that uses the fund-of-funds structure. The control person only invests in the registrant and other investment companies within the family of funds. The high ownership percentage in the registrant is permitted under Section 12(d)(1)(G) of the Act.


(a)  Acquired Control:

                                                                     % Of Voting
Control Person        Date        Description             Securities
--------------------- -------- ---------------------- ----------------
--------------------- -------- ---------------------- ----------------
Seligman Time         10/02/01  Purchased shares of        94.99
  Horizon/Harvester             registrant on the
  Series, Inc.                  commencement of its
                                   operations




(b)  Ceased to Control:

                                                                     % Of Voting
Control Person        Date         Description            Securities
--------------------- --------- --------------------- ----------------
--------------------- --------- --------------------- ----------------
Seligman Time         08/05/02   Registrant sold shares    24.96
  Horizon/Harvester                   to other
  Series, Inc.                     non-controlling
                                      persons